Exhibit 99.1
 Graham Holdings Announces Stock Repurchase Authorization

ARLINGTON, VA—May 4, 2023—Graham Holdings Company (NYSE: GHC) announced today that its Board of Directors has authorized the Company to acquire up to 500,000 shares of its Class B common stock. The Company did not announce a ceiling price or time limit for the purchases.

As of April 28, 2023, there were 3,778,767 Class B shares outstanding.

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Contact:	Pinkie Mayfield
(703) 345-6450
Pinkie.Mayfield@ghco.com